Exhibit 10.01

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”) is dated as of February 25, 2019 but effective as of February 9, 2019, is entered into by and between Generation Alpha, Inc. (formerly, Solis Tek Inc.), a Nevada corporation (the “Borrower”) and YA II PN, Ltd. (“YA II”).

BACKGROUND

(A)	On May 10, 2018, the Borrower, the Guarantors (as defined below), and YA II entered into a Securities Purchase Agreement (as amended, modified, or supplemented from time to time, the “Securities Purchase Agreement”), pursuant to which the Borrower agreed to issue to YA II a secured promissory note in the original principal amount of $1,500,000 (the “Note”), on the terms and conditions set forth therein.

(B)	The payment and performance of the Borrower’s obligations under the Note and the other Transaction Documents are jointly and severally guaranteed by Solis Tek Inc. (“S-Tek”), a California corporation, Solis Tek East Corporation (“S-East”), a New Jersey corporation, and Zelda Horticulture, Inc. (“Zelda”), a California corporation, pursuant to that certain Global Guaranty Agreement (the “Global Guaranty Agreement”) dated May 10, 2018 (S-Tek, S-East and Zelda are collectively referred to as the “Guarantors”).

(C)	In connection with Securities Purchase Agreement, the Borrower issued to YA II four separate warrants to purchase additional shares of Common Stock of the Borrower as set forth below (collectively, the “Warrants”):

Warrant No. SLTK-1-2 dated May 10, 2018 granting YA II the right to purchase 1,000,000 shares of the Borrower’s common stock at an exercise price of $1.50 (“Warrant #1”);

Warrant No. SLTK-1-3 dated May 10, 2018 granting YA II the right to purchase 2,250,000 shares of the Borrower’s common stock at an exercise price of $1.50 (“Warrant #2”);

Warrant No. SLTK-1-4 dated May 10, 2018 granting YA II the right to purchase 2,250,000 shares of the Borrower’s common stock at an exercise price of $1.50 (“Warrant #3”);

Warrant No. SLTK-1-5 dated May 10, 2018 granting YA II the right to purchase 2,000,000 shares of the Borrower’s common stock at an exercise price of $1.50 (“Warrant #4”);

(D)	The Borrower has requested an extension to the Maturity Date of the Note from February 9, 2019 to August 9, 2019 and, subject to the term and conditions of this Agreement and in consideration of certain modifications to the Note and Warrants, YA II agrees to such extension.

AGREED TERMS

1.	Definitions and interpretation

Capitalized terms not otherwise defined herein shall have the meanings set forth in Securities Purchase Agreement.

2.	Extension of the Maturity Date and other Modifications to the Note

2.1	Extension to Maturity Date. Section 1(a) of the Note shall be deleted in its entirety and replaced with the following:

“Section 1(a): Maturity Date. All amounts owed under this Note shall be due and payable on August 9, 2019 (the “Maturity Date”). On the Maturity Date, the Borrower shall pay to the Holder an amount in cash representing all then outstanding Principal and accrued and unpaid Interest.”

2.2	Conversion Right. From and after the date hereof, any amounts outstanding under the Note shall be convertible into Common Stock of the Borrower at a price of $0.50 per share. In furtherance of the foregoing, a new provision, Section 1(c), shall be added to the Note as follows:

“Section 1(c): Conversion Right. At any time and from time to time while this Note remains outstanding, the Holder shall have the right to convert this Note, in whole or in part, into shares of Common Stock of the Borrower (subject to the conversion limitations set forth below) at a fixed conversion price equal to $0.50 per share, by delivering written notice of conversion to the Borrower specifying (i) the principal amount of this Note to be converted, (ii) the accrued and unpaid interest outstanding under this Note to be converted, (iii) the number of shares of Common Stock to be delivered to the Holder upon conversion (as determined by dividing the sum of (i) and (ii) by the conversion price) and (iv) delivery instructions for such shares. Not later than two (2) Trading Days after the delivery of each notice of conversion, the Borrower shall deliver, or cause to be delivered, the applicable conversion shares to the Holder as instructed in such notice. Notwithstanding the foregoing, the Holder shall not have the right to convert any portion of this Note to the extent that after giving effect to such conversion or receipt of such shares, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.”

3.	Amendment of the Warrants

3.1	Amendment to Warrant #1. The Warrant Exercise Price in respect of Warrant #1 shall be amended to $0.50 and in furtherance of the foregoing, Section 1(b)(xiv) of Warrant #1 shall be deleted in its entirety and replaced with the following:

“Section 1(b)(xiv): “Warrant Exercise Price” shall be $0.50 or as subsequently adjusted as provided in Section 8 hereof.”

3.2	Amendments to Warrant #2. The following amendments shall be made to Warrant #2 in to (i) reduce the Warrant Exercise Price to $0.75, and (ii) remove the Borrower’s redemption right and right to compel exercise. In furtherance of the foregoing, the following amendments shall be made to Warrant #2:

(a)	Section 1(b)(xiv) of Warrant #2 shall be deleted in its entirety and replaced with the following:

“Section 1(b)(xiv): “Warrant Exercise Price” shall be $0.75 or as subsequently adjusted as provided in Section 10 hereof.”

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(b)	Section 4 and Section 5 of Warrant #2 shall be deleted in their entirety and replaced with the following:

“Section 4 “RESERVED.”

“Section 5 “RESERVED.”

3.3	Amendments to Warrant #3. The following amendments shall be made to Warrant #3 in to (i) reduce the Warrant Exercise Price to $1.00, and (ii) remove the Borrower’s redemption right and right to compel exercise. In furtherance of the foregoing, the following amendments shall be made to Warrant #3:

(a)	Section 1(b)(xiv) of Warrant #3 shall be deleted in its entirety and replaced with the following:

“Section 1(b)(xiv): “Warrant Exercise Price” shall be $1.00 or as subsequently adjusted as provided in Section 10 hereof.”

(b)	Section 4 and Section 5 of Warrant #3 shall be deleted in their entirety and replaced with the following:

“Section 4 “RESERVED.”

“Section 5 “RESERVED.”

3.4	Amendments to Warrant #4. The following amendments shall be made to Warrant #4 in to (i) reduce the Warrant Exercise Price to $1.25, and (iii) remove the Borrower’s redemption right and right to compel exercise. In furtherance of the foregoing, the following amendments shall be made to Warrant #4:

(a)	Section 1(b)(xiv) of Warrant #4 shall be deleted in its entirety and replaced with the following:

“Section 1(b)(xiv): “Warrant Exercise Price” shall be $1.25 or as subsequently adjusted as provided in Section 10 hereof.”

(b)	Section 4 and Section 5 of Warrant #4 shall be deleted in their entirety and replaced with the following:

“Section 4 “RESERVED.”

“Section 5 “RESERVED.”

(d)	The parties agree that Warrant #4 was erroneously numbered as “Warrant No.: SLTK-1-4” but should have been “Warrant No.: SLTK-1-5” and shall hereinafter be numbered as such.

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4.	Release and Ratification

4.1	The Borrower and each Guarantor hereby acknowledge and agree that none of them has any offsets, defenses, claims, or counterclaims against YA II and its investment manager, and each of their respective agents, servants, attorneys, advisors, officers, directors, employees, affiliates, partners, members, managers, predecessors, successors, and assigns (singly and collectively, as the “Released Parties”), with respect to the Obligations, the Transaction Documents, the transactions set forth or otherwise contemplated in this Agreement, or otherwise, and that if any of them now have, or ever did have, any offsets, defenses, claims, or counterclaims against any of the Released Parties, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Borrower and the Guarantors each hereby RELEASE each of the Released Parties from any and all liability therefor.

4.2	The Borrower and each Guarantor:

a.	Hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Transaction Documents. The Borrower and each Guarantor further acknowledges and agrees that except as specifically modified in this Agreement, all terms and conditions of those documents, instruments, and agreements shall remain in full force and effect;

b.	Hereby ratifies, confirms, and reaffirms that (i) the obligations secured by the Transaction Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions or renewals thereof, including, without limitation, the Note, and (ii) all collateral, whether now existing or hereafter acquired, granted to YA II pursuant to the Transaction Documents or otherwise shall, regardless of any provisions in the Transaction Documents to the contrary, secure all of the Obligations until full and final payment of the Obligations; and

c.	The Borrower and each Guarantor have granted YA II security interests in all of their assets, and to confirm the same the Obligors hereby grant YA II a security interest in all of their respective assets, whether now existing or hereafter acquired, including, without limitation, all accounts, inventory, goods, equipment, software and computer programs, securities, investment property, financial assets, deposit accounts, chattel paper, electronic chattel paper, instruments, documents, letter-of-credit rights, health-care-insurance receivables, supporting obligations, notes secured by real estate, commercial tort claims, and general intangibles including payment intangibles, to secure the Obligations free and clear of all liens and encumbrances;

d.	The Borrower and each Guarantor shall, from and after the execution of this Agreement, execute and deliver to YA II whatever additional documents, instruments, and agreements that YA II may require in order to correct any document deficiencies, or to vest or perfect the Transaction Documents and the Collateral granted therein more securely in YA II and/or to otherwise give effect to the terms and conditions of this Agreement and/or the Related Documents, and hereby irrevocably authorize YA II to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, YA II deems necessary to perfect or evidence YA II’s security interests and liens in any such Collateral; and

e.	This Agreement shall constitute an authenticated record as such term is defined in the Uniform Commercial Code

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5.	Representations and warranties

5.1	The Borrower and each Guarantor hereby represents and warrants to the YA II as of the date of this Agreement that:

(a)	it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(b)	it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by the Borrower, the Board of Directors or the Borrower’s stockholders in connection therewith; and

(c)	the obligations assumed by the Borrower in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms.

6.	Counterparts and delivery

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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IN WITNESS WHEREOF, the Borrower and YA II have caused this Amendment Agreement to be signed by their duly authorized officers.

GENERATION ALPHA, INC.

By:	/s/ TIFFANY DAVIS
Name:	Tiffany Davis
Title:	Chief Operating Officer

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ MATTHEW BECKMAN
Name:	Matthew Beckman
Title:	Member

By its signature below, each Guarantor hereby acknowledges and agrees that the terms of the Note have been modified as set forth in this Amendment and that the guaranty of payment provided by each Guarantor remains in full force and effect.

SOLIS TEK INC., a California corporation

By:	/s/ TIFFANY DAVIS
Name:	Tiffany Davis
Title:	Chief Operating Officer

SOLIS TEK EAST COPORATION, a New Jersey corporation

By:	/s/ TIFFANY DAVIS
Name:	Tiffany Davis
Title:	Chief Operating Officer

ZELDA HORTICULTURE, INC., a California corporation

By:	/s/ TIFFANY DAVIS
Name:	Tiffany Davis
Title:	Chief Operating Officer

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